UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 10, 2014
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Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)
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Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Boyd Gaming Corporation (“Boyd”) and MGM Resorts International ("MGM") each hold a 50% interest in Marina District Development Holding Co., LLC ("Holding Company"). Holding Company owns all the equity interests in Marina District Development Company, LLC, d.b.a. Borgata Hotel Casino and Spa (“Borgata”). Boyd is the managing member of Holding Company and is responsible for and directs the day-to-day operations of Borgata.

In February 2010, Boyd entered into an agreement with MGM to amend the operating agreement to, among other things, facilitate the transfer of MGM's interest in the Holding Company ("MGM Interest") to a divestiture trust (the "Divestiture Trust") established for the purpose of selling the MGM Interest to a third party. Upon the transfer of the MGM Interest into the Divestiture Trust on March 24, 2010, Boyd determined that it had control, as defined in the relevant accounting literature, of Holding Company and commenced consolidating the business as of that date.

On February 13, 2013, the New Jersey Casino Control Commission (the “NJCCC”) approved amendments to the settlement agreement which permitted MGM to file an application for a statement of compliance, which, if approved, would permit MGM to retain its ownership interest in Holding Company. On April 24, 2013, MGM submitted its application. On September 10, 2014, the NJCCC approved MGM’s application. As a result, the Divestiture Trust is expected to be dissolved and MGM will retain its ownership interest in Holding Company and its substantive participation rights in management of Holding Company will be restored. Consequently, Boyd is re-evaluating its accounting for Holding Company and will potentially deconsolidate Holding Company as of the date the Divestiture Trust is dissolved. If Boyd determines that it should deconsolidate, Boyd will determine the fair value of its investment in Holding Company as of the date of deconsolidation, eliminate the assets, liabilities and non-controlling interests recorded for Holding Company from Boyd’s consolidated financial statements, record an investment equal to the fair value of its investment and recognize a gain or loss due to the deconsolidation. Boyd would account for its investment on the equity method for periods subsequent to the date of deconsolidation. Boyd anticipates completing this analysis and, if appropriate, reflecting the deconsolidation of Holding Company in a current report or its periodic report filed with the SEC following dissolution of the Divestiture Trust, as applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2014	Boyd Gaming Corporation

/s/ Josh Hirsberg
Josh Hirsberg
Senior Vice President, Chief Financial Officer and Treasurer